HOLLY K. KOEPPEL
                                POWER OF ATTORNEY


         The undersigned hereby appoints Jeffrey D. Cross, Thomas G. Berkemeyer, William E. Johnson and Kevin R. Fease, and each of them, to be the undersigned's true and lawful attorneys-in-fact, for the undersigned, and in the undersigned's name, place and stead to execute, acknowledge, deliver and file Forms 4 and 5 (including amendments thereto) with respect to securities of American Electric Power Company, Inc. and its subsidiaries (collectively "AEP"), required to be filed with the Securities and Exchange Commission, national securities exchanges and AEP pursuant to Section 16(a) of the Securities Exchange Act of 1934 and
Section 17(a) of the Public Utility Holding Company Act of 1935 and the rules and regulations thereunder, granting to AEP full power and authority to perform all acts necessary to the completion of such purposes.

         The undersigned agrees that the attorneys-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorneys-in-fact. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is AEP assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Section 17 of the Public Utility Holding Company Act of 1935.

         The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

         This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by AEP, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of January, 2003.


                                                     /s/ Holly K. Koeppel

                                                         Holly K. Koeppel